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                                                                       EXHIBIT 3

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                            JOINT FILING AGREEMENT

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                             JOINT FILING AGREEMENT

          The undersigned hereby agree that the Statement on Schedule 13D, dated June 5, 1998 (the "Schedule 13D"), with respect to the common stock, par value $0.25 per share, of Audio Communications Network, Inc., a Florida corporation, is, and any amendments thereto executed by each of us shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities and Exchange Act of 1934, as amended, and that this Agreement shall be included as an Exhibit to the Schedule 13D and each such amendment. Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 15th day of June, 1998.


                              DMA Holdings, Inc.


                              By: /s/ Douglas Wolf
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                                  Name:
                                  Title:


                              DMA Statutory Holdings Trust

                              By:  First Union National Bank, as Trustee


                              By: /s/ W. Jeffrey Kramer
                                  -----------------------------------------
                              Title:  Vice President
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                              DMA Finance, L.P.

                              By: Intercontinental Pacific Group, Inc., its general partner


                              By: /s/ Douglas Wolf
                                  ----------------------------------------
                                  Name:  Douglas Wolf
                                  Title:  President



                              Intercontinental Pacific Group, Inc.


                              By: /s/ Douglas Wolf
                                  ----------------------------------------
                                  Name:  Douglas Wolf
                                  Title:  President


                                /s/ Douglas Wolf
                                ------------------------------------------
                                  Name: Douglas Wolf